EXHIBIT 31

RULE 13a-14(a)/15d-14(a) CERTIFICATION

OF CHIEF EXECUTIVE OFFICER

I, Michael Willoughby, certify that:

1. I have reviewed this annual report on Form 10-K/A of PFSweb, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;

Date: April 30, 2013

By:	/s/ MICHAEL WILLOUGHBY
Chief Executive Officer

RULE 13a-14(a)/15d-14(a) CERTIFICATION

OF CHIEF FINANCIAL OFFICER

I, Thomas Madden, certify that:

1. I have reviewed this annual report on Form 10-K/A of PFSweb, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;

Date: April 30, 2013

By:	/s/ THOMAS J. MADDEN
Chief Financial Officer